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EXHIBIT 99

Contact:	Neenah Paper, Inc. Bill McCarthy Vice President—Financial Analysis and Investor Relations 678-518-3278

NEENAH PAPER ANNOUNCES PLANNED CLOSURE OF OLDER PULP MILL AT
TERRACE BAY FACILITY

        ALPHARETTA, GEORGIA—March 1, 2005 (NYSE:NP)—Neenah Paper today announced its intention to close the smaller of its two pulp mills at its Terrace Bay, Ontario pulp operation. The No. 1 mill, originally built in 1948, has annual capacity of approximately 125,000 metric tons of pulp. The company expects to incur charges of $7 million, comprised of approximately $6 million of cash costs, primarily for early retirement and severance packages being offered to approximately 130 employees, as well as non-cash charges of $1 million to impair the remaining book value of the associated long-lived assets. The No. 1 mill is expected to close in the second quarter.

        "This is a difficult but necessary step if the Terrace Bay facility and the associated woodlands operations are going to be viable," said Sean Erwin, CEO of Neenah Paper. "Terrace Bay and its woodlands have been identified as one of the highest cost pulp operations in Canada. The smaller scale of the No. 1 mill did not justify the investment necessary to compete successfully in today's global pulp market. The closure is expected to improve ongoing cash flows by $2 to $4 million per year and allows us to focus our attention on improving the larger No. 2 mill and our wood costs, where significant improvements are also necessary to achieve long-term viability. We are working with Minister Ramsay at the Ontario Ministry of Natural Resources and others to address some of the challenging conditions affecting forest products companies in the province. Our mill has played a major role in the community of Terrace Bay since operations began and our goal is to secure a successful future for the mill as well. We expect to discuss the closure in further detail during our earnings conference call scheduled for March 24."

About Neenah Paper, Inc.

        Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company's web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

        Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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NEENAH PAPER ANNOUNCES PLANNED CLOSURE OF OLDER PULP MILL AT TERRACE BAY FACILITY